                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event reported) - January 28, 1994


                             TEXAS UTILITIES COMPANY

             (Exact name of registrant as specified in its charter)


             TEXAS                   1-3591                 75-0705930
 (State or other jurisdiction      (Commission           (I.R.S. Employer
       of incorporation)           File Number)         Identification No.)

                     2001 BRYAN TOWER, DALLAS, TEXAS  75201
                    (Address of principal executive offices)

       Registrant's telephone number, including area code - (214) 812-4600

ITEM 5.  OTHER EVENTS

     Reference is made to the Annual Report on Form 10-K of Texas Utilities Company (Company) for the year ended December 31, 1992 in Item 1. Business under Regulation and Rates and in Item 8. Financial Statements and Supplementary Data under Note 11 to Financial Statements. Reference is also made to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 in Item 1. Financial Statements under Note 7, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 in Item 1. Financial Statements under Note 6, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 in Item 1. Financial Statements under Note 6 and the Company's Current Reports on Form 8-K dated November 24, 1993 and January 14, 1994.

     Texas Utilities Electric Company (TU Electric) is the principal subsidiary of the Company. In January 1993, TU Electric made applications to the Public Utility Commission of Texas (PUC) (Docket 11735) and to its municipal regulatory authorities for upward adjustments in rates for electric service throughout its service area. Such request reflected, among other things, costs associated with Comanche Peak Unit 2, costs associated with Comanche Peak Unit 1 capital investment after the end of the test year ended June 30, 1989 in TU Electric's prior rate case (Docket 9300), additional ad valorem taxes and certain postretirement benefit costs. The proposed rate adjustments would have affected all classes of service and were estimated to increase annual operating revenues by approximately $760 million, or 15.3%, based upon the test year ended June 30, 1992. In August 1993, pursuant to rules of the PUC, TU Electric placed its requested rate increase into effect, under bond and subject to refund with interest, applicable to energy sales on and after such date.

     On January 28, 1994, the PUC issued a final order in Docket 11735 which provided for a total annual revenue increase of approximately $435 million, or 8.7%. TU Electric strongly disagrees with the final order, and intends to file a motion for rehearing with the PUC in February 1994 and will appeal the outcome, if necessary. As a result of this final order, TU Electric will refund approximately $141.2 million, including interest. Such amount represents the difference at December 31, 1993 between the bonded rates and the rates approved in the final order. The total amount to be refunded will be determined once approved rates have been implemented, which is expected to be in March 1994. This refund will be mitigated by a fuel cost surcharge of approximately $144.5 million, including interest, in under-collected fuel costs through June 30, 1993. Such fuel cost surcharge has been approved by the PUC based on TU Electric's August 1993 petition for recovery of such costs.


                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  TEXAS UTILITIES COMPANY

                                         By:        /s/ H. Jarrell Gibbs
                                            -----------------------------------
                                                       H. Jarrell Gibbs
                                                        Vice President
Date:  January 31, 1994